Exhibit 99.1

HARLEY-DAVIDSON REPORTS FOURTH QUARTER AND FULL-YEAR 2015 RESULTS
MILWAUKEE, Jan. 28, 2016 - Harley-Davidson, Inc. (NYSE:HOG) full-year 2015 diluted earnings per share decreased 4.9 percent to $3.69 compared to diluted EPS of $3.88 in 2014. Net income was $752.2 million on consolidated revenue of $6.0 billion compared to full-year 2014 net income of $844.6 million on consolidated revenue of $6.23 billion. In the fourth quarter of 2015, diluted EPS was $0.22 compared to $0.35 in the prior year period. Fourth quarter net income was $42.2 million on consolidated revenue of $1.18 billion compared to net income of $74.5 million on consolidated revenue of $1.20 billion in the year-ago period.

“We are focused, with strength and resolve, on growing demand and building on our substantial market leadership position,” said Matt Levatich, President and Chief Executive Officer, Harley-Davidson, Inc. “Although we expect the macro-economic environment to remain challenging, we are confident we’ll continue to lead with our powerful brand - not simply because of our substantial strengths but through our increased demand driving investments and our incredibly talented and passionate employees and dealers.”

Throughout 2015, Harley-Davidson retail motorcycle sales were adversely affected by heightened competitive pressures including those arising from shifts in world currencies.

In October, the company unveiled plans to increase its customer-facing marketing investment, starting in 2016, by approximately 65 percent over 2015 levels, and to increase its investment in new product development by approximately 35 percent from 2015. These changes represent an approximate $70 million increase in investments to drive demand compared to 2015. The increased investments are focused in four areas: increasing product and brand awareness; growing new ridership in the U.S.; increasing and enhancing brand access; and accelerating the cadence and impact of new products.

Retail Harley-Davidson Motorcycle Sales
	4th Quarter			Full Year
	2015	2014	Change	2015	2014	Change
Americas Region
U.S.	26,044	26,957	(3.4)%	168,240	171,079	(1.7)%
Latin America	3,082	3,130	(1.5)%	11,173	11,652	(4.1)%
Canada	1,255	1,118	12.3%	9,669	9,871	(2.0)%
Europe, Middle East, Africa (EMEA) Region	7,689	7,823	(1.7)%	43,287	45,323	(4.5)%
Asia Pacific Region	8,787	8,121	8.2%	32,258	30,074	7.3%
Worldwide Total	46,857	47,149	(0.6)%	264,627	267,999	(1.3)%

Retail Motorcycle Sales Highlights: In the fourth quarter, Harley-Davidson’s U.S. market share was 51.4 percent in the 601cc-plus category, flat compared to the year ago period.

“Our U.S. market share stabilized as we began to ramp up marketing investment, and as we lapped the initial impact of heightened competitiveness and price discounting that began late in the fourth quarter of 2014,” said Levatich.

Retail Harley-Davidson motorcycle sales in Canada grew 12.3 percent in the quarter, following the company’s move to direct distribution in the market. The Asia Pacific region had its best year ever for dealer sales of new Harley-Davidson motorcycles. For the full year, Harley-Davidson was number one in market share in the 601cc-plus segment in the U.S., Canada, Australia, India and Japan.

Motorcycles and Related Products Segment Results
$ in thousands	4th Quarter			Full Year
	2015	2014	Change	2015	2014	Change
Motorcycle Shipments (vehicles)	48,149	47,157	2.1%	266,382	270,726	-1.6%
Revenue
Motorcycles	$751,383	$784,535	-4.2%	$4,127,739	$4,385,863	-5.9%
Parts & Accessories	$169,707	$165,581	2.5%	$862,645	$875,019	-1.4%
General Merchandise	$79,356	$75,044	5.7%	$292,310	$284,826	2.6%
Gross Margin Percent	31.9%	30.5%	1.4 pts	36.8%	36.4%	0.4 pts
Operating Income	$6,368	$35,885	-82.3%	$875,490	$1,003,147	-12.7%
Operating Margin Percent	0.6%	3.5%	-2.9 pts	16.5%	18.0%	-1.5 pts

Segment Results Key Drivers: During the fourth quarter, revenue from motorcycles and related products was down versus the prior year on unfavorable mix and currency exchange, partially offset by the benefit of higher shipments. The decrease in operating income for the quarter was primarily driven by higher SG&A spending, partially offset by a strong gross margin percent.

Financial Services Segment Results
$ in thousands	4th Quarter			Full Year
	2015	2014	Change	2015	2014	Change
Revenue	$173,565	$169,007	2.7%	$686,658	$660,827	3.9%
Operating Income	$60,857	$62,448	-2.5%	$280,205	$277,836	0.9%

Segment Results Key Drivers: Financial services operating income fell slightly in the fourth quarter of 2015 compared to the year-ago period on a higher provision for retail credit loan losses, largely offset by strong net interest income.

Guidance
Harley-Davidson expects to ship 269,000 to 274,000 motorcycles in 2016, an approximate 1 percent to 3 percent increase from 2015 shipments. In the first quarter of 2016, the company expects to ship 78,000 to 83,000 motorcycles compared to 79,589 motorcycles shipped in the year-ago period. The company expects full-year 2016 operating margin of approximately 16 to

17 percent for the Motorcycles segment. The company expects 2016 capital expenditures for Harley-Davidson, Inc. of $255 million to $275 million.

Income Tax Rate
For the full year 2015, Harley-Davidson's effective tax rate was 34.6 percent compared to 34.2 percent in 2014. The company expects its full-year 2016 effective tax rate will be approximately 34.5 percent.

Cash Flow
Cash and marketable securities totaled $767.4 million at year-end 2015 compared to $964.0 million at year-end 2014. In 2015, Harley-Davidson generated $1.10 billion of cash from operating activities compared to $1.15 billion in 2014. On a discretionary basis, the company repurchased 12.7 million shares of Harley-Davidson, Inc. common stock during the fourth quarter of 2015 at a cost of $642.4 million. For the full year 2015, Harley-Davidson repurchased 27.9 million shares of its common stock at a cost of $1.53 billion, partially funded by a $750 million debt issuance. In the fourth quarter of 2015, there were approximately 190.6 million weighted-average diluted Harley-Davidson common shares outstanding. At the end of 2015, 9.0 million shares remained on board-approved share repurchase authorizations.

Company Background
Harley-Davidson, Inc. is the parent company of Harley-Davidson Motor Company and Harley-Davidson Financial Services. Since 1903, Harley-Davidson Motor Company has fulfilled dreams of personal freedom with custom, cruiser and touring motorcycles, riding experiences and events and a complete line of Harley-Davidson motorcycle parts, accessories, general merchandise, riding gear and apparel. Harley-Davidson Financial Services provides wholesale and retail financing, insurance, extended service and other protection plans and credit card programs to Harley-Davidson dealers and riders in the U.S., Canada and other select international markets. For more information, visit Harley-Davidson's Web site at www.harley-davidson.com.

Conference Call and Webcast Presentation
Harley-Davidson will discuss fourth-quarter and full-year results on a Webcast at 8:00 a.m. CT today. The supporting slides will be posted prior to the call and can be accessed at http://investor.harley-davidson.com under "Events and Presentations." The audio portion of today's call will also be posted beginning approximately two hours after the call concludes.

Forward-Looking Statements
The company intends that certain matters discussed in this release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects," "plans," or "estimates" or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this release. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The company's ability to meet the targets and expectations noted depends upon, among other factors, the company's ability to (i) execute its business strategy, (ii) manage through changes in general economic conditions, including changing capital, credit and retail markets, and political events, (iii) accurately estimate and adjust to fluctuations in foreign currency exchange rates, interest rates and commodity prices, (iv) continue to develop the capabilities of its distributors and dealers and manage the risks that its independent dealers may have difficulty obtaining capital and managing through changing economic conditions and consumer demand, (v) prevent a cybersecurity breach involving consumer, employee, dealer, supplier, or company data and respond to evolving regulatory requirements regarding data security, (vi) drive demand by executing its marketing strategy of appealing to and growing sales to multi-generational and multi-cultural customers worldwide in an increasingly competitive marketplace, (vii) develop and introduce products, services and experiences that are successful in the marketplace, (viii) manage risks that arise through expanding international manufacturing, operations and sales, (ix) manage through the effects inconsistent and unpredictable weather patterns may have on retail sales of motorcycles,  (x) balance production volumes for its new motorcycles with consumer demand, including in circumstances where competitors may be supplying new motorcycles to the market in excess of demand at reduced prices, (xi) manage the impact that prices for and supply of used motorcycles may have on retail sales of new motorcycles, (xii) manage changes and prepare for requirements in legislative and regulatory environments for its products, services and operations, (xiii) manage supply chain issues, including quality issues and any unexpected interruptions or price increases caused by raw material shortages or natural disasters, (xiv) prevent and detect any issues with its motorcycles or any associated manufacturing processes to avoid delays in new model launches, recall campaigns, increased warranty costs or litigation and adverse effects on its reputation and brand strength, (xv) manage its exposure to product liability claims and commercial or contractual disputes, (xvi) implement and manage enterprise-wide information technology solutions, including solutions at its manufacturing facilities, (xvii) execute its flexible production strategy,  (xviii) adjust to healthcare inflation and reform, pension reform and tax changes, (xix) retain and attract talented employees, (xx) successfully access the capital and/or credit markets on terms (including interest rates) that are acceptable to the company and within its expectations, (xxi) manage the credit quality, the loan servicing and collection activities, and the recovery rates of HDFS' loan portfolio, and (xxii) continue to manage the relationships and agreements that the company has with its labor unions to help drive long-term competitiveness.

In addition, the company could experience delays or disruptions in its operations as a result of work stoppages, strikes, natural causes, terrorism or other factors. Other factors are described in risk factors that the company has disclosed in documents previously filed with the Securities and Exchange Commission.

The company's ability to sell its motorcycles and related products and services and to meet its financial expectations also depends on the ability of the company's independent dealers to sell its motorcycles and related products and services to retail customers. The company depends on the capability and financial capacity of its independent dealers and distributors to develop and implement effective retail sales plans to create demand for the motorcycles and related products and services they purchase from the company. In addition, the company's independent dealers and distributors may experience difficulties in operating their businesses and selling Harley-Davidson motorcycles and related products and services as a result of weather, economic conditions or other factors.

Contact: Media, Tony Macrito, +1-414-343-4512; Financial, Amy Giuffre, +1-414-343-8002

Harley-Davidson, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	(Unaudited)	(Unaudited)	(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Motorcycles & Related Products revenue	$1,007,070	$1,031,150	$5,308,744	$5,567,681
Gross profit	320,932	314,210	1,952,460	2,025,080
Selling, administrative and engineering expense	314,564	278,325	1,076,970	1,021,933
Operating income from Motorcycles & Related Products	6,368	35,885	875,490	1,003,147

Financial Services revenue	173,565	169,007	686,658	660,827
Financial Services expense	112,708	106,559	406,453	382,991
Operating income from Financial Services	60,857	62,448	280,205	277,836

Operating income	67,225	98,333	1,155,695	1,280,983
Investment income	602	1,559	6,585	6,499
Interest expense	7,220	15	12,117	4,162
Income before income taxes	60,607	99,877	1,150,163	1,283,320
Provision for income taxes	18,411	25,402	397,956	438,709
Net income	$42,196	$74,475	$752,207	$844,611

Earnings per common share:
Basic	$0.22	$0.35	$3.71	$3.90
Diluted	$0.22	$0.35	$3.69	$3.88

Weighted-average common shares:
Basic	189,681	213,064	202,681	216,305
Diluted	190,621	214,439	203,686	217,706

Cash dividends per common share	$0.310	$0.275	$1.240	$1.100

Harley-Davidson, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$722,209	$906,680
Marketable securities	45,192	57,325
Accounts receivable, net	247,405	247,621
Finance receivable, net	2,053,582	1,916,635
Inventories	585,907	448,871
Restricted cash	88,267	98,627
Other current assets	240,592	272,336
Total current assets	3,983,154	3,948,095
Finance receivables, net	4,814,571	4,516,246
Other long-term assets	1,193,442	1,063,756
	$9,991,167	$9,528,097
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable & accrued liabilities	$707,578	$646,185
Short-term debt	1,201,380	731,786
Current portion of long-term debt	843,620	1,011,315
Total current liabilities	2,752,578	2,389,286
Long-term debt	4,845,388	3,761,528
Pension and postretirement healthcare liabilities	358,547	279,192
Other long-term liabilities	195,000	188,805

Total shareholders’ equity	1,839,654	2,909,286
	$9,991,167	$9,528,097

Harley-Davidson, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Twelve months ended
	December 31, 2015	December 31, 2014
Net cash provided by operating activities	$1,100,118	$1,146,677

Cash flows from investing activities:
Capital expenditures	(259,974)	(232,319)
Finance receivables, net	(614,945)	(555,178)
Net change in marketable securities	11,507	41,010
Acquisition of business	(59,910)	—
Other	7,474	1,837
Net cash used by investing activities	(915,848)	(744,650)

Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	740,385	—
Repayments of senior unsecured notes	—	(303,000)
Proceeds from issuance of medium-term notes	595,386	991,835
Repayments of medium-term notes	(610,331)	(526,431)
Proceeds from securitization debt	1,195,668	847,126
Repayments of securitization debt	(1,008,135)	(834,856)
Net increase in credit facilities and unsecured commercial paper	469,473	63,945
Borrowings of asset-backed commercial paper	87,442	84,907
Repayments of asset-backed commercial paper	(72,727)	(77,800)
Net change in restricted cash	11,410	22,755
Dividends	(249,262)	(238,300)
Purchase of common stock for treasury	(1,537,020)	(615,602)
Excess tax benefits from share-based payments	3,468	11,540
Issuance of common stock under employee stock option plans	20,179	37,785
Net cash used by financing activities	(354,064)	(536,096)

Effect of exchange rate changes on cash and cash equivalents	(14,677)	(25,863)

Net decrease in cash and cash equivalents	$(184,471)	$(159,932)

Cash and cash equivalents:
Cash and cash equivalents - beginning of period	906,680	1,066,612
Net decrease in cash and cash equivalents	(184,471)	(159,932)
Cash and cash equivalents - end of period	$722,209	$906,680

Motorcycles and Related Products Revenue and
Motorcycle Shipment Data
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
MOTORCYCLES AND RELATED PRODUCTS REVENUE (in thousands)
Motorcycles	$751,383	$784,535	$4,127,739	$4,385,863
Parts & Accessories	169,707	165,581	862,645	875,019
General Merchandise	79,356	75,044	292,310	284,826
Other	6,624	5,990	26,050	21,973
	$1,007,070	$1,031,150	$5,308,744	$5,567,681
MOTORCYCLE SHIPMENTS:
United States	28,804	28,554	170,688	173,994
International	19,345	18,603	95,694	96,732
Total	48,149	47,157	266,382	270,726
MOTORCYCLE PRODUCT MIX:
Touring	19,414	22,364	114,768	122,481
Cruiser(1)	17,454	15,324	89,207	91,426
Sportster® / Street	11,281	9,469	62,407	56,819
Total	48,149	47,157	266,382	270,726
(1) Category previously referred to as "Custom" motorcycle units, as used in this table, include Dyna®, Softail®, V-Rod® and CVO models.

Worldwide Retail Sales of Harley-Davidson Motorcycles(1)

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Americas Region
United States	26,044	26,957	168,240	171,079
Canada	1,255	1,118	9,669	9,871
Latin America	3,082	3,130	11,173	11,652
Total Americas Region	30,381	31,205	189,082	192,602
Europe, Middle East and Africa Region (EMEA)
Europe(2)	6,174	6,115	36,894	38,491
Other	1,515	1,708	6,393	6,832
Total EMEA Region	7,689	7,823	43,287	45,323
Asia Pacific Region
Japan	2,506	2,751	9,700	10,775
Other	6,281	5,370	22,558	19,299
Total Asia Pacific Region	8,787	8,121	32,258	30,074

Total Worldwide Retail Sales	46,857	47,149	264,627	267,999

Total International Retail Sales	20,813	20,192	96,387	96,920
(1) Data source for retail sales figures shown above is new sales warranty and registration information provided by Harley-Davidson dealers and compiled by the Company. The Company must rely on information that its dealers supply concerning new retail sales, and this information is subject to revision.

(2) Europe data includes Austria, Belgium, Denmark, Finland, France, Germany, Greece, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.
Motorcycle Registration Data(1)

	Twelve months ended
	December 31, 2015	December 31, 2014
United States(2)	328,818	313,627
Europe(3)	351,735	319,801

(1) Data includes on-road 601+cc models. On-road 601+cc models include on-highway, dual purpose models, three-wheeled motorcycles and autocycles.

(2) United States data is derived from information provided by Motorcycle Industry Council (MIC). This third party data is subject to revision and update.

(3) Europe data includes Austria, Belgium, Denmark, Finland, France, Germany, Greece, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, and the United Kingdom. Industry retail motorcycle registration data includes 601+cc models derived from information provided by Association des Constructeurs Europeens de Motocycles (ACEM), an independent agency. This third-party data is subject to revision and update.